Exhibit 10.8

FORM OF PENNYMAC MORTGAGE INVESTMENT TRUST

2009 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (the “Agreement”), dated as of                     , 2009 (the “Grant Date”), is made by and between PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Trust”), and [                      ] (the “Grantee”).

WHEREAS, the Trust has adopted the PennyMac Mortgage Investment Trust 2009 Equity Incentive Plan (the “Plan”), pursuant to which the Trust may grant awards representing the right to receive Shares or cash after the lapse of such forfeiture restrictions as may be determined by the Board (such rights hereinafter referred to as “Restricted Share Units”);

WHEREAS, the Grantee is providing bona fide services to the Trust on the date of this Agreement;

WHEREAS, the Trust desires to grant to the Grantee the number of Restricted Share Units provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.               Grant of Restricted Share Unit Award

(a)             Grant of Restricted Share Units.  The Trust hereby grants to the Grantee [                        ] Restricted Share Units on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Trust shall establish a book account in the Grantee’s name with respect to the Award granted hereby.

(b)             Incorporation of Plan.  The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Grantee and [his/her legal representative][its representatives] in respect of any questions arising under the Plan or this Agreement.

Section 2.               Terms and Conditions of Award

The grant of Restricted Share Units provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a)             Restrictions.  The Restricted Share Units and any Distribution Equivalents related thereto as provided in Section 2(d) may not be sold, assigned, transferred, pledged,

hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the lapse of restrictions set forth in this Agreement applicable thereto, as set forth in Section 2(b). The Board may in its discretion, cancel all or any portion of any outstanding restrictions prior to the expiration of the periods provided under Section 2(b). The period from the date of grant of a Restricted Share Unit to the date it becomes vested and payable shall be referred to herein as the “Restricted Period.”

(b)             Lapse of Restrictions.  Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(a) shall lapse with respect to [Independent Trustees — one hundred percent (100%)] [other grantees — twenty-five percent (25%)] of the Restricted Share Units granted hereunder (and an equivalent percentage of the Distribution Equivalents credited to the book account and such dates) on [Independent Trustees — on the first anniversary][other grantees — each of the first four anniversaries] of the Grant Date, so long as the Grantee is providing services to the Trust [or an Affiliate] as of the relevant date.

(c)             Form of Payment.  Unless otherwise determined by the Board at the time of payment, each Restricted Share Unit granted hereunder shall represent the right to receive one Share upon the date on which the restrictions applicable to such Restricted Share Unit lapse.

(d)             Distribution Equivalents.  The Grantee shall be entitled to the crediting of a Distribution Equivalent to the book account as of each date (a “Distribution Date”) on which cash distributions and/or special distributions are paid with respect to Shares, provided that the record date with respect to such distribution occurs within the Restricted Period. Upon the lapse of restrictions as provided in Section 2(b), unless otherwise determined by the Board at the time of payment such Distribution Equivalents shall be paid in the form (whether in cash, Shares or other property) as distributions are paid to the Trust’s shareholders and shall equal the product of (x) the number of Restricted Share Units credited to such account on the record date for such distribution and (y) the per Share distribution payable on such Distribution Date.

(e)             Issuance of Certificate.  In the event that Shares are to be issued upon any lapse of restrictions relating to the Restricted Share Units, the Trust shall issue to the Grantee [or the Grantee’s personal representative] a share certificate representing such Shares.

(f)              Termination of Service.

[Independent Trustees: In the event that the Grantee’s service to the Trust is terminated pursuant to a Removal for Cause, all Restricted Share Units subject to this Award Agreement shall be immediately forfeited as of the effective date of such termination of service. Upon termination of the Grantee’s service to the Trust for any reason other than pursuant to a Removal for Cause, any Restricted Share Units granted hereunder which have not become free of transfer restrictions shall as of the effective date of such termination of service become fully vested and free of such restrictions (including all Distribution Equivalents with respect thereto).]

[Other Individual Grantees: In the event that the Grantee’s service with the Trust and its Affiliates is terminated prior to the lapsing of restrictions with respect to any portion of the Restricted Share Unit Award granted hereunder, such portion of the Award held by the Grantee shall become free of such restrictions or be forfeited as follows:

(i)            If such termination of service is (1) because of the Grantee’s death or permanent disability or (2) due to a termination of the Grantee’s services by the Trust or one of its Affiliates (other than for Cause), any Restricted Share Units granted hereunder which have not become free of transfer restrictions shall as of the date of such termination of service become fully vested and free of such transfer restrictions (including all Distribution Equivalents with respect thereto); and

(ii)           If such termination of service is for any reason (including without limitation a voluntary termination of service by the Grantee) other than as provided in clause (i) above, any Restricted Share Units granted hereunder which have not become free of transfer restrictions shall as of the date of such termination of service be immediately forfeited.]

[Entity Grantees: (ii) Notwithstanding any other provision of this Agreement, the Restricted Shares Units granted hereunder shall become fully vested and free of transfer restrictions (including all Distribution Equivalents with respect thereto) as of the date on which the Grantee’s service is terminated other than for Cause.]

Restricted Share Units (including all Distribution Equivalents with respect thereto) forfeited pursuant to this Agreement shall be transferred to, and reacquired by, the Trust without payment of any consideration by the Trust, and neither the Grantee nor any of the Grantee’s successors[, heirs, assigns or personal representatives][or assigns] shall thereafter have any further rights or interests in such Units.

[Individual Grantees: (g)          Income Taxes.  The Grantee shall pay to the Trust promptly upon request, and in any event at the time the Grantee recognizes taxable income in respect of the Restricted Share Units, an amount equal to the taxes the Trust determines it is required to withhold under applicable tax laws with respect to the Restricted Share Units. Such payment shall be made in the form of cash, Shares already owned by the Grantee, Shares otherwise issuable upon the lapse of restrictions, or in a combination of such methods.]

Section 3.               Miscellaneous

(a)             Notices.  Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Trust to the [Secretary of the Trust] at the principal office of the Trust and, in the case of the Grantee, to the [Grantee’s address appearing on the books of the Trust or to the Grantee’s residence or to such other address as may be designated in writing by the Grantee].

(b)             No Right to Continued Service.  Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the service of the Trust or any subsidiary or Affiliate of the Trust or shall interfere with or restrict in any way the right of the Trust, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause.

(c)             Bound by Plan.  By signing this Agreement, the Grantee acknowledges that [he/she][its authorized representative] has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d)             Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Trust, its successors and assigns, and of the Grantee and [the beneficiaries, executors, administrators, heirs and successors of the Grantee][its successors and assigns].

(e)             Invalid Provision.  The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f)              Modifications.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g)             Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h)             Governing Law.  This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Maryland without giving effect to the conflict of laws principles thereof.

(i)              Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)              Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the            day of                               , 2009.

PENNYMAC MORTGAGE INVESTMENT TRUST

By:
Its:

[GRANTEE]

Signature:
Printed Name:
Address: